EXHIBIT 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

SOLIGENIX, INC.

ADOPTED AS OF MARCH 25, 2025

ARTICLE I

OFFICES

SECTION 1.1.  REGISTERED OFFICE.  The registered office of Soligenix, Inc.  (the “CORPORATION”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 1.2.  OTHER OFFICES.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “BOARD OF DIRECTORS”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 2.1.  PLACE OF MEETING.  All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Chairman of the Board, the President or Chief Executive Officer, or the Board of Directors in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.2.  TIME OF ANNUAL MEETING.  Annual meetings of stockholders shall be held at 10:00 A.M., Central time, on the third Thursday in May, if not a legal holiday, or if a legal holiday, then on the next day that is not a Saturday, Sunday or legal holiday, or at such other time and date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in Article III, Section 3.2 of these By-laws and conduct such other business as shall be considered.

SECTION 2.3.  NOTICE OF ANNUAL MEETINGS.  Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 2.4.  STOCKHOLDER PROPOSALS AND NOMINATIONS FOR ANNUAL MEETINGS.  Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by, or at the direction of, the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Article II, Section 2.4.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this Article II, Section 2.4, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Article II, Section 2.4, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Article II, Section 2.4.  To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than forty-five (45) nor more than seventy-five (75) days prior to the first anniversary (the “ANNIVERSARY”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being referred to as a “SOLICITATION NOTICE”).

Notwithstanding anything in the second sentence of the second paragraph of this Article II, Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder’s notice required by these Amended and Restated By-laws (these “BY-LAWS”) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Only persons nominated in accordance with the procedures set forth in this Article II, Section 2.4 shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 2.4.  The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Notwithstanding the foregoing provisions of this Article II, Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 2.4.  Nothing in this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For purposes of these By-laws, “PUBLIC ANNOUNCEMENT” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 2.5.  SPECIAL MEETINGS OF STOCKHOLDERS.  Special meetings of the stockholders of the Corporation may be called at any time only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President or (iv) the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

SECTION 2.6.  NOTICE OF SPECIAL MEETINGS.  Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given by the Secretary of the Corporation on behalf of the Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting, except as otherwise required by law.

SECTION 2.7.  BUSINESS AT SPECIAL MEETINGS.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting described in Section 2.6.

SECTION 2.8.  STOCKHOLDER NOMINATIONS FOR SPECIAL MEETINGS.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 2.4.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of Article II, Section 2.4 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Notwithstanding the foregoing provisions of this Article II, Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 2.8.

SECTION 2.9.  FIXING OF RECORD DATE.  In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.  A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.10.  WRITTEN CONSENT.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, unless otherwise provided in the Certificate of Incorporation of the Corporation (the “CERTIFICATE OF

INCORPORATION”).

SECTION 2.11.  RECORD DATE FOR ACTION BY WRITTEN CONSENT.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 2.12.  VOTING LISTS.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) during ordinary business hours, at the principal place of business of the Corporation, or (ii) as otherwise permitted by law.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 2.13.  QUORUM AND ADJOURNMENTS.  At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast one-third (1/3rd)  of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on without regard to class at such meeting shall constitute a quorum for purposes of such vote, except as otherwise provided by the law of the State of Delaware or by the Certificate of Incorporation.  If, however, such quorum  shall not be present or represented at any such meeting of the stockholders, the officer presiding over the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed by the directors for the adjourned meeting, a new notice shall be transmitted to the stockholders of record entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.14.  VOTE REQUIRED.  At any meeting of stockholders duly called and held at which a quorum is present, (i) in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter and (ii) in the case of the election of directors, a plurality of the votes of the shares present in person or represented by proxy at such meeting, in each case by such holders who are present in person or by proxy, shall be necessary, in addition to any vote or other action that may be expressly required by the provisions of the Certificate of Incorporation or the law of the State of Delaware, to decide such question or election, and shall decide such question or election if no such additional vote or other action is so required.

SECTION 2.15.  VOTING RIGHTS.  Unless otherwise provided in the Certificate of Incorporation, each stockholder having voting power shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, count the votes, decide the results and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

SECTION 2.16.  PRESIDING OVER MEETINGS.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders.  In the absence or inability to act of the Chairman, the Vice Chairman (if one shall have been chosen by the Board of Directors), the Chief Executive Officer or the President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside.  The Secretary of the Corporation shall act as secretary of each meeting of the stockholders.  In the event of his or her absence or inability to act, the officer presiding at the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

SECTION 2.17.  CONDUCTING MEETINGS.  Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order.  The officer presiding at the meeting shall establish an agenda for the meeting.  The presiding officer’s rulings on procedural matters shall be final.  The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.  The presiding officer shall have the power to adjourn the meeting to another place, if any, date and time.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

ARTICLE III

DIRECTORS

SECTION 3.1.  GENERAL POWERS.  The business and affairs of the Corporation shall be under the direction of, and managed by, a board comprised of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by law, the Certificate of Incorporation or these By-laws to be done by the stockholders.  Directors need not be residents of the State of Delaware or stockholders of the Corporation.  The number of directors shall be not less than three (3) nor more than thirteen (13), the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of such resolution.

SECTION 3.2.  ELECTION.  Directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.4 of these By-laws, and each director elected shall hold office until his or her successor is elected and qualified or until such director’s earlier resignation or removal.

SECTION 3.3.  REMOVAL.  Except as otherwise provided by law or in the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors.

SECTION 3.4.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  Any vacancies occurring in the Board of Directors and newly-created directorships shall be filled by a majority vote of the Board of Directors.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

SECTION 3.5.  PLACE OF MEETINGS.  The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Delaware.  The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 3.6.  PARTICIPATION BY CONFERENCE TELEPHONE.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 3.7.  REGULAR MEETINGS.  Regular meetings of the Board of Directors may be held, without notice, at such time and at such place as shall from time to time be determined by the Board of Directors and publicized among all directors.

SECTION 3.8.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation on at least one (1) day’s notice to each director, either personally, or by courier, telephone, facsimile, telegram or e-mail.  Special meetings shall be called by the Chairman, the Chief Executive Officer or the President in like manner and on like notice at the written request of a majority of the Board of Directors stating the purpose or purposes for which such meeting is requested.  Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice.  Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting.  The Chairman shall preside at all meetings of the Board of Directors.  In the absence or inability to act of the Chairman, then the Vice Chairman (if one shall have been chosen by the Board) or the Chief Executive Officer shall preside, and in their absence or inability to act, another director designated by one of them shall preside.

SECTION 3.9.  QUORUM; NO ACTION ON CERTAIN MATTERS.  At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.10.  RESIGNATIONS.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, the Chief Executive Officer or the President.  Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.11.  INFORMAL ACTION.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filings shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

SECTION 3.12.  PRESUMPTION OF ASSENT.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.13. COMPENSATION OF DIRECTORS. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, may be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof and may be awarded other compensation for their service as directors. No such payment or award shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES OF DIRECTORS

SECTION 4.1.  APPOINTMENT AND POWERS.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The resolution of the Board of Directors appointing the members of any such committee shall be adopted by a majority of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any of these By-laws.

SECTION 4.2.  REMOVAL.  Any member of any committee appointed by the Board of Directors, or the entire membership of such committee, may be removed, with or without cause, by the vote of a majority of the Board of Directors.

SECTION 4.3.  CONDUCT OF BUSINESS.  Each committee shall keep regular minutes of its meetings and shall file such minutes and all consents in writing or by electronic transmission by its members with the Secretary of the Corporation.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee.  Such filings shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

ARTICLE V

NOTICES

SECTION 5.1.  MANNER OF NOTICE.  Whenever, under applicable law or the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, unless otherwise provided in the Certificate of Incorporation or these By-laws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at such director’s or stockholder’s address as it appears on the records of the Corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail.  Notice may be given orally if such notice is confirmed in writing or by electronic transmission in a manner provided therein.  Notice to directors may also be given by facsimile or e-mail.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders by the Corporation under any provision of these By-laws, the Certificate of Incorporation or applicable law shall be effective if given by a form of electronic transmission in accordance with applicable law.

SECTION 5.2.  WAIVER.  Whenever any notice is required to be given under applicable law or the provisions of the Certificate of Incorporation or these By-laws, a written waiver, signed by the person or persons entitled to said notice, or waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VI

OFFICERS

SECTION 6.1.  NUMBER AND QUALIFICATIONS.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Controller, one or more Vice Presidents, a Secretary and a Treasurer.  The Board of Directors may also choose a Vice Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time.  Membership on the Board of Directors shall not be a prerequisite to the holding of any other office.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

SECTION 6.2.  ELECTION.  The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chairman of the Board, a Chief Executive Officer, a President, a Controller, one or more Vice Presidents, a Secretary and a Treasurer, and may choose a Vice Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem desirable.

SECTION 6.3.  OTHER OFFICERS AND AGENTS.  The Board of Directors may choose such other officers and agents as it shall deem necessary, which officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 6.4.  SALARIES.  The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

SECTION 6.5.  TERM OF OFFICE.  The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation, removal or death.  Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board of Directors.  If a vacancy shall exist in any office of the Corporation, the Board of Directors may elect any person to fill such vacancy, such person to hold office as provided in Article VI, Section 6.1.

SECTION 6.6.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect.  The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 6.7.  THE CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors.  In the absence of the Chairman of the Board and the Vice Chairman of the Board, if any, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these By-laws to some other officer or agent of the Corporation.  The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the Chief Executive Officer’s decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject only to the Board of Directors.  The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 6.8.  THE PRESIDENT.  Unless another party has been designated as Chief Operating Officer, the President shall be the Chief Operating Officer of the Corporation responsible for the day-to-day active management of the business of the Corporation, under the general supervision of the Chief Executive Officer.  In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these By-laws to some other officer or agent of the Corporation.  In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.9.  THE CONTROLLER.  The Controller shall be the principal financial and accounting officer of the Corporation.  The Controller shall: (a) have charge of, and be responsible for, the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the Controller and such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

SECTION 6.10.  THE VICE PRESIDENTS.  In the absence of the President or in the event of the President’s inability or refusal to act, the Vice Presidents (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

SECTION 6.11.  THE SECRETARY.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.  The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

SECTION 6.12.  THE TREASURER.  In the absence of the Controller or in the event of the Controller’s inability or refusal to act, the Treasurer shall perform the duties of the Controller, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller.  The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

SECTION 6.13.  THE ASSISTANT SECRETARY.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

SECTION 6.14.  THE ASSISTANT TREASURER.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Controller or the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

SECTION 7.1.  FORM OF CERTIFICATES.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by (a) the Chairman of the Board, the Vice-Chairman of the Board (if one shall have been chosen by the Board) or the President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Subject to the foregoing, certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

SECTION 7.2.  FACSIMILE SIGNATURES.  Where a certificate is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 7.3.  LOST CERTIFICATES.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Corporation shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 7.4.  TRANSFERS OF SHARES.  All transfers of shares of the stock of the Corporation are subject to the terms, conditions and restrictions, if any, of the Certificate of Incorporation.  Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as provided in Article VII, Section 7.5, and, if certificated shares, on surrender of the certificate or certificates for the shares properly endorsed and the payment of all taxes thereon.  The person in whose names shares of stock are registered on the books of the Corporation shall be considered the owner thereof for all purposes as regards the Corporation; but whenever any transfer of shares is made for collateral security, and not absolutely, that fact, if known to the Secretary, shall be stated in the entry of transfer.  The Board of Directors may, from time to time, make any additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

SECTION 7.5.  TRANSFER AGENTS AND REGISTRANTS.  The Board of Directors may appoint one or more transfer agents and one or more registrars for the stock of the Corporation.

SECTION 7.6.  REGISTERED STOCKHOLDERS.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the law of the State of Delaware.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 8.1.  RIGHT TO INDEMNIFICATION.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “PROCEEDING”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “INDEMNITEE”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Article VIII, Section 8.3, with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 8.2.  RIGHT TO ADVANCEMENT OF EXPENSES.  In addition to the right to indemnification conferred in Article VIII, Section 8.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “ADVANCEMENT OF EXPENSES”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “UNDERTAKING”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “FINAL ADJUDICATION”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.

SECTION 8.3.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under Sections 8.1 or 8.2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

SECTION 8.4.  NON-EXCLUSIVITY OF RIGHTS.  The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or directors or otherwise.

SECTION 8.5.  INSURANCE.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 8.6.  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 8.7.  NATURE OF RIGHTS.  The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX

CONFLICT OF INTERESTS

SECTION 9.1.  CONTRACT OR RELATIONSHIP NOT VOID.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if:

(a) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

SECTION 9.2.  QUORUM.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.1.  DIVIDENDS.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock or rights to acquire the same, subject to the provisions of the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 10.2.  CHECKS.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 10.3.  FISCAL YEAR.  The fiscal year of the Corporation shall be the twelve (12) months ending December 31 unless determined otherwise by resolution of the Board of Directors.

SECTION 10.4.  TIME PERIODS.  In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 10.5.  SEAL.  The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 10.6.  STOCK IN OTHER CORPORATIONS.  Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman, the Chief Executive Officer, the President, the Controller or a Vice President of the Corporation, or by any proxy appointed in writing by the Chairman, the Chief Executive Officer, the President, the Controller or a Vice President of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors.  Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman, the Chief Executive Officer, the President, the Controller or any Vice President of the Corporation or by any other officer or officers thereunto authorized by the Board of Directors.  Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Controller or of any other nominee designated for the purpose of the Board of Directors.

SECTION 10.7.  FORUM SELECTION.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Further, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.7 of Article X.

ARTICLE XI

AMENDMENTS

These By-laws may be altered, amended or repealed, and new by-laws may be adopted, only in the manner provided in the Certificate of Incorporation.

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CERTIFICATE OF THE SECRETARY

The undersigned, Jonathan Guarino, Chief Financial Officer, Senior Vice President and Corporate Secretary of the Corporation, hereby certifies, on behalf of the Corporation and not in his individual capacity, that:

1.I am the duly elected and acting Chief Financial Officer, Senior Vice President and Corporate Secretary of the Corporation.

2.The foregoing Second Amended and Restated By-laws of the Corporation was adopted by Written Consent of the Board of Directors effective as of March 25, 2025.

By:/s/ Jonathan Guarino

Name:Jonathan Guarino

Title:	Chief Financial Officer, Senior Vice President and Corporate Secretary